EXHIBIT 21.1



                                 WORLDTEX, INC.
                                  SUBSIDIARIES
________________________________________________________________________________

                                             STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                OF INCORPORATION
__________________                           ___________________________

Filix, s.a.                                             France

Moulinage de la Galaure                                 France

Worldtex France, s.a.                                   France

Willcox & Gibbs Filix of Delaware,                     Delaware
Inc.

Rubyco (1987), Inc.                                     Quebec

Regal Yarns of Argentina, Inc.                      North Carolina

Regal Manufacturing Company, Inc.                      Delaware

Fibrexa, Ltda                                          Colombia

WTX Colombia I, Inc.                                   Delaware

WTX Colombia II, Inc.                                  Delaware

Elastic Corporation of America, Inc.                   Delaware

Worldtex Valliappa Private Limited                      India